Exhibit 10.104

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	)(
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF RUSK	)(

That, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, NINA MILEY, hereinafter referred to as “Assignor”, whose address is 2814 Shenandoah Drive, Arlington, Texas, 76014, hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Energytec, Inc., a Nevada corporation, hereinafter referred to as “Assignee”, whose address is 14785 Preston Road, Suite 550, Dallas, Texas 75254, and to its successors and assigns, all of Assignor’s interest, which is, and is warranted hereby to be one hundred percent (100%) of the working interest in and to the leasehold estate created by that certain Oil and Gas Lease described following and in Exhibit A hereto:

LESSOR: Afton Thrash and wife, Marie Thrash

LESSEE: C. M. Joiner, Trustee

Survey: E. Collard

Dated: July 28,1930 and Recorded in Volume 145 at page 245 in the Deed Records of Rusk County, Texas.

This lease is also identified by the Texas Railroad Commission as the Thrash A Lease, Number 07864.

For the same consideration, Assignor does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Assignee, all of Assignor’s ownership in all equipment, personal property, fixtures and improvements located on, used in connection with or appurtenant to the leases described, including without limitation, the existing wells in connection with the lease, and all the surface, wellhead, and downhole equipment, tanks, pumps, tubing, casing, flowline, separators, treating facilities, and all other equipment pertaining to said lease and land. The equipment, personal property, and fixtures are transferred to Assignees “AS IS”, “WITH ALL FAULTS” AND IN THEIR PRESENT STATE OF CONDITION AND REPAIR AND ASSIGNOR EXPRESSLY NEGATES ANY IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, with respect to said interests in equipment, personal property and fixtures.

Assignor intends hereby to transfer and convey to Assignee, all of Assignor’s right, title and interest in and to the land affected by the lease, including mineral and royalty interests, overriding royalty, net profits interests, production payments and any other economic interest owned by Assignor in the production of hydrocarbons and minerals therefrom; and interests in and to the pooling and unitization agreements, product purchase and sales contracts, leases, permits, rights-of way, easements, licenses, farmouts, options, and other beneficial contracts or instruments.

This assignment is subject to the terms and conditions of the original lease, all the intermediate assignments affecting the lease and to depth limitations, if any, with respect to the lease. As part of the consideration for this Assignment, Assignee assumes responsibility for plugging the wells in accordance with all the rules and regulations of the Railroad Commission of Texas.

TO HAVE AND TO HOLD the described leasehold interest and the related properties and assets above described, unto Assignee, its successors and assigns, forever, without warranty either express or implied.

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

ASSIGNMENT TO TRUSTEE OF OIL AND GAS PRODUCTION

DATED MAY 2, 2001

FROM GUY MORRISON, JR., ROBERT OSRIE MORRISON and ANDY MORRISON

TO O. DEAN BINGHAM, TRUSTEE FOR CITIZENS BANK

All of Mortgagor’s right, title and interest in and to the following oil, gas and mineral leases, to-wit:

Rusk County, Texas

D.M. Peterson

Being a 40 acre tract out of the West side of the Dan Peterson tract, located in the Issac Ruddle Survey, Rusk County, Texas, as shown by Deed recorded in Vol. 30, Page 164, of the Deed Records of Rusk County, Texas.

BEGINNING at the SWC of the Rosa Griffin 15 acre tract, being the NWC of this tract, a stake in branch for corner, witnessed by sweet gum N 6 Ft Pine N 62 E 20 ft;

THENCE N 61 deg. 46 min. E with S L of the 15 acre tract 1006 ft. to stake the NEC of this tract in the S L of the E.M. Jones 10 acre lease;

THENCE South 33 deg. 29 min. E 2320 ft. with the WBL of unleased portion of said Dan Peterson tract to a stake the SEC of this tract;

THENCE South 77 deg. 40 min. W with the N L of the Ben Laird tract 379.3 ft. a stake to the SEC of the E.M. Jones 10 acre lease;

THENCE North 34 deg. 20 W. 685.4’ with the E L of the Jones lease to a stake the NEC of he Jones lease;

THENCE South 77 deg. 40 min. W 685.4’ with the N L of Jones lease to a stake the NWC of the Jones lease;

THENCE North 33 deg. 29 in. W 1345.4’ with the W L of the J.N. Peterson tract as shown by deed recorded in Vol. __, Page. __, of the deed records of Rusk County, Texas, to the place of beginning, containing 40 acres of land.

SCHEDULE OF LEASES

DATE	:	1/13/31
LESSOR	:	Mattie E. Peterson et al
LESSEE	:	Jake L. Haman et al

J. N. Peterson Lease

Oil and Gas Lease dated October 20, 1930 from J. N. Peterson. Lessor to R. A. Stuart, Lessee, recorded in Volume 163, Page 12 of the Deed Records of Rusk County, Texas, INSOFAR as it covers the East 20 acres of the North 40 acres of the 108 acre tract, Isaac Ruddle Survey, Rusk County, Texas.

George Thompson

An undivided 100% interest in that parcel of land described in Oil and Gas Lease dated September 12, 1930 executed by George Thompson, et al, Lessor, to S.P. Ross, et al. Lessee covering lands situated in Rusk County, Texas described as:

“East 10 acres of the West 40 acres of a tract of land described as follows:

Being about 16 miles N.W. of Henderson, Texas, and being parts of the Robert Winn and M. Hobson Surveys, more fully described as follows:

Exhibit “A” - Page 1